Exhibit 99.1

Rally Software Announces First Quarter Fiscal Year 2015 Financial Results

BOULDER, Colo., Jun. 5, 2014 /PRNewswire/ — Rally Software (NYSE: RALY), a leading global provider of cloud-based solutions for managing Agile software development, today announced financial results for its first quarter of fiscal year 2015 ended April 30, 2014.

First quarter fiscal year 2015 results:

•                  Revenues of $19.4 million, an increase of 21% compared to the first quarter in the same period one year ago.

•                  GAAP net loss of $(8.5) million, or a loss of $(0.34) per basic and diluted share based on 24.8 million weighted average shares of common stock outstanding, as compared to a GAAP net loss of $(5.8) million, or a loss of $(0.98) per basic and diluted share based on 5.9 million weighted average shares of common stock outstanding in the same period one year ago.

•                  Non-GAAP net loss of $(6.8) million, or $(0.27) per basic and diluted share, as compared to a non-GAAP net loss of $(5.1) million, or $(0.86) per basic and diluted share in the same period one year ago (see the table titled “Statement of Operations GAAP to Non-GAAP Reconciliation” for a reconciliation of these GAAP and non-GAAP financial measures).

•                  Total paid seats increased to nearly 226,000, a 23% increase over the total paid seats one year ago and a 6% increase over total paid in seats at the end of the prior quarter.

Cash flow used in operations in the first quarter was $2.8 million. Cash and cash equivalents at April 30, 2014, excluding restricted cash, were $85.7 million.

“Fiscal year 2015 is an important year for Rally Software and this quarter, while mixed in performance, sets a foundation for executing in the second half of this year” said Rally Software’s Chairman and CEO, Tim Miller.

“We continued our success in selling our solution to the large enterprise buyer and clearly enjoyed support from our largest customers.  For example, the 7,000 seat upgrade order we enjoyed from one of our top 15 customers - now at 12,000 seats under contract - underscores this aspect of our business.  We struggled slightly in selling new seats to new customers, which was due largely to fast growth in quota carrying headcount that caused some execution delay as these new team members trained and learned about their new territories and Rally Software’s business.”

Rally Software welcomed the following new customers, including: Black & Veatch, Core Media, the Driver and Vehicle Licensing Agency in the UK, eTouch, PowerNet Global, Smartshift Technologies, Snag-a-Job, SpiritClips and Ubiquity Broadcasting.

Business Outlook

As of June 5, 2014, management is providing its financial outlook as follows:

Second Quarter of Fiscal Year 2015

•                        Total revenue in the range of $20.2 to $20.8 million, or 2% to 5% growth over the same period one year ago.

•                        GAAP net loss per basic and diluted share of approximately $(0.45) to $(0.48), based on 25.0 million weighted average shares of common stock outstanding.

•                        Non-GAAP net loss per basic and diluted share of approximately $(0.39) to $(0.42), based on 25.0 million weighted average shares of common stock outstanding, which excludes $1.6 million in stock-based compensation and amortization of acquired intangible assets.

Fiscal Year 2015

•                        Total revenue in the range of $87.0 to $90.0 million, or 17% to 21% growth over the prior fiscal year.

•                        GAAP net loss per basic and diluted share of approximately $(1.59) to $(1.64), based on 25.2 million weighted average shares of common stock outstanding.

•                        Non-GAAP net loss per basic and diluted share of approximately $(1.31) to $(1.36), based on 25.2 million weighted average shares of common stock outstanding, which excludes $6.5 million in stock-based compensation and amortization of acquired intangible assets.

CFO Commentary

Commentary on the quarter by Jim Lejeal, Rally Software Chief Financial Officer, is available at investors.rallydev.com.

Conference Call Today June 5, 2014

Rally Software will host a conference call and live webcast to discuss the financial results at 3:00 p.m. Mountain Time, 5:00 p.m. Eastern Time, today, Thursday, June 5, 2014. The conference call can be accessed by dialing 1-877-870-4263, or 1-412-317-0790 (outside the U.S. and Canada). A live webcast will be available on the Investor Relations page of the Rally Software corporate website at www.rallydev.com and, beginning approximately one hour after the completion of the call, will be available for replay for 90 days. An audio replay of the call will also be available to all interested parties beginning at approximately 4:00 p.m. Mountain Time, 6:00 p.m. Eastern Time, on Thursday, June 5, 2014 until 7:00 a.m. Mountain Time, 9:00 a.m. Eastern Time, on Friday, June 20, 2014, by dialing 1-877-344-7529 or 1-412-317-0088 (outside the U.S. and Canada) and entering pass code 10046217#.

About Rally Software

Rally Software is a leading global provider of cloud-based solutions for managing Agile software development. The Rally® Agile application lifecycle management (ALM) platform transforms the way organizations manage the software development lifecycle by closely aligning software development and strategic business objectives, facilitating collaboration, increasing transparency and automating manual processes. Companies use Rally Software’s solutions to accelerate the pace of innovation, improve productivity and more effectively adapt to rapidly changing customer needs and competitive dynamics.

©2014 Rally Software Development Corp.  Rally, Rally Software and the Rally logo are trademarks or registered trademarks of Rally Software Development Corp. in the United States and/or other countries. All other trade names, trademarks and service marks are properties of their respective owners.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), we have provided certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP results for calculated billings, normalized billings, net loss and basic and diluted net loss per share, which are in addition to, and, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Our non-GAAP financial measures exclude stock-based compensation expense and amortization of acquired intangible assets. We believe the presentation of operating results excluding stock-based compensation expense and the amortization of acquired intangible assets provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods and is therefore useful to investors in analyzing and assessing our past and future operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.

Forward-looking Statements

This press release contains forward-looking statements, including statements regarding our future financial performance, market growth, the demand for our solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon our historical performance and current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in such forward-looking statements include, but are not limited to, the growth of demand for Agile software development, our ability to expand relationships with existing customers, our ability to attract and retain customers, the mix of perpetual license and subscription revenue, competitive factors, including but not limited to pricing pressures, industry consolidation, and entry of new competitors and new products, our ability to manage growth effectively, the ability of new sales personnel to become fully productive quickly and efficiently, our ability to maintain, protect and enhance our brand and intellectual property, general economic and financial conditions, and other risks and uncertainties. Further information on risk factors that could cause actual results to differ materially from forecasted results is included in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2014 filed on April 11, 2014 and our Quarterly Report on Form 10-Q that will be filed for the quarter ended April 30, 2014.

Investor Relations contact:
Rally Software Development Corp.
ir@rallydev.com

Rally Software Development Corp.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	April 30,	January 31,
	2014	2014
ASSETS

Current assets:
Cash and cash equivalents	$85,731	$88,891
Restricted cash, short-term	16	16
Accounts receivable, net	16,029	21,771
Other receivables	108	78
Prepaid expenses and other current assets	4,177	3,310
Total current assets	106,061	114,066

Property and equipment, net	5,893	5,569
Goodwill	2,572	2,529
Intangible assets, net	1,777	1,909
Restricted cash, long-term	4,200	4,200
Other assets	757	810

Total assets	$121,260	$129,083

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,605	$2,170
Accrued liabilities	3,452	4,812
Deferred revenue	38,046	38,352
Other current liabilities	2,869	2,054
Total current liabilities	46,972	47,388

Deferred revenue, net of current portion	1,665	2,433
Deferred rent expense, net of current portion	873	888

Total liabilities	49,510	50,709

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	175,829	174,027
Accumulated deficit	(104,141)	(95,660)
Accumulated other comprehensive income	59	4
Total stockholders’ equity	71,750	78,374

Total liabilities and stockholders equity	$121,260	$129,083

Rally Software Development Corp.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	April 30,
	2014	2013
Revenue:
Subscription and support	$16,105	$13,373
Perpetual license	639	629
Total product revenue	16,744	14,002

Professional services	2,687	2,047

Total revenue	19,431	16,049

Cost of revenue (1) (2):
Product	2,396	1,684
Professional services	2,771	1,873
Total cost of revenue	5,167	3,557

Gross profit	14,264	12,492

Operating expenses (1):
Sales and marketing	11,410	8,835
Research and development	5,986	5,079
General and administrative	5,188	3,854
Total operating expenses	22,584	17,768

Loss from operations	(8,320)	(5,276)

Other income (expense):
Interest and other income	39	13
Interest expense	—	(462)
Loss on foreign currency transactions and other gain (loss)	(82)	(19)

Loss before provision for income taxes	(8,363)	(5,744)
Provision for income taxes	118	46
Net loss	$(8,481)	$(5,790)

Net loss per share attributable to common stockholders, basic and diluted	$(0.34)	$(0.98)

Weighted average common shares outstanding, basic and diluted	24,816	5,904

(1) Includes stock-based compensation expense as follows:

	Three Months Ended
	April 30,
	2014	2013
Cost of product revenue	$95	$66
Cost of professional services revenue	89	19
Sales and marketing	438	105
Research and development	412	224
General and administrative	522	170

	$1,556	$584

(2) Includes amortization expense of acquired intangible assets as follows:

Cost of product revenue	$132	$148

Rally Software Development Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended
	April 30,
	2014	2013
Cash flow from operating activities:
Net loss	$(8,481)	$(5,790)

Adjustments to reconcile net loss to cash provided by (used) in operating activities:
Depreciation and amortization	724	638
Noncash stock-based compensation expense	1,556	584
Noncash interest expense	—	462
Other	19	—
Changes in operating assets and liabilities:
Accounts receivable	5,742	4,575
Other receivables	(30)	251
Prepaid and other current assets	(867)	(1,264)
Other assets	36	(61)
Accounts payable and accrued expenses	(1,183)	370
Deferred revenue	(1,075)	1,793
Other current liabilities	815	(192)
Deferred rent expense, net of current portion and other long-term liabilities	(15)	(9)

Net cash provided by (used) in operating activities	(2,759)	1,357

Cash flow from investing activities:
Purchase of property and equipment	(648)	(2,142)
Proceeds from sale of property and equipment	1	—
Purchase of Flowdock Oy, net of cash received	—	(2,857)

Net cash (used) in investing activities	(647)	(4,999)

Cash flow from financing activities:
Proceeds from exercise of common stock options	246	261
Proceeds from initial public offering, net of underwriting discounts and commissions	—	89,838
Payments of offering costs	—	(419)

Net cash provided by financing activities	246	89,680

Net increase (decrease) in cash and cash equivalents during period	(3,160)	86,038

Cash and cash equivalents at beginning of period	88,891	17,609
Cash and cash equivalents at end of period	$85,731	$103,647

Rally Software Development Corp.

Statement of Operations GAAP to Non-GAAP Reconciliation

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	April 30, 2014			April 30, 2013
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue:
Subscription and support	$16,105	$—	$16,105	$13,373	$—	$13,373
Perpetual license	639	—	639	629	—	629
Total product revenue	16,744	—	16,744	14,002	—	14,002

Professional services	2,687	—	2,687	2,047	—	2,047

Total revenue	19,431	—	19,431	16,049	—	16,049

Cost of revenue (1)(2):
Product	2,396	(227)	2,169	1,684	(214)	1,470
Professional services	2,771	(89)	2,682	1,873	(19)	1,854
Total cost of revenue	5,167	(316)	4,851	3,557	(233)	3,324

Gross profit (3)	14,264	316	14,580	12,492	233	12,725
Gross margin	73%		75%	78%		79%

Operating expenses (1):
Sales and marketing	11,410	(438)	10,972	8,835	(105)	8,730
Research and development	5,986	(412)	5,574	5,079	(224)	4,855
General and administrative	5,188	(522)	4,666	3,854	(170)	3,684
Total operating expenses	22,584	(1,372)	21,212	17,768	(499)	17,269

Loss from operations	(8,320)	1,688	(6,632)	(5,276)	732	(4,544)

Other income (expense):
Interest and other income	39	—	39	13	—	13
Interest expense	—	—	—	(462)	—	(462)
Loss on foreign currency transactions and other gain (loss)	(82)	—	(82)	(19)	—	(19)

Loss before provision for income taxes	(8,363)	1,688	(6,675)	(5,744)	732	(5,012)
Provision for income taxes	118	—	118	46	—	46
Net loss	$(8,481)	$1,688	$(6,793)	$(5,790)	$732	$(5,058)

Net loss per share attributable to common stockholders, basic and diluted	$(0.34)	$0.07	$(0.27)	$(0.98)	$0.12	$(0.86)

Weighted average common shares outstanding, basic and diluted	24,816		24,816	5,904		5,904

(1) Adjustments include  stock-based compensation expense

(2) Adjustment includes amortization expense of acquired intangible assets

(3) Gross profit includes product and professional services gross profit (loss) as follows:

Product gross profit	$14,348	$227	$14,575	$12,318	$214	$12,532
Product gross margin	86%		87%	88%		90%

Professional services gross profit (loss)	$(84)	$89	$5	$174	$19	$193
Professional services gross margin	-3%		0%	9%		9%

Rally Software Development Corp.

Reconciliation of Total Revenue to Calculated Billings, Normalized Billings and

Days Sales Outstanding

(unaudited, in thousands except days sales outstanding)

	Three Months Ended
	April 30,
	2014	2013

Total revenue	$19,431	$16,049

Deferred revenue-
End of period	39,711	39,984
Beginning of period	(40,785)	(38,190)

Net change	(1,074)	1,794

Calculated billings	18,357	17,843

Other adjustments (1)	597	(56)

Normalized billings	$18,954	$17,787

Accounts receivable	$16,029	$11,743

Days Sales Outstanding (2)	78	59

(1) - Other adjustments includes adjustments for multi-year prepaid contracts, contracts that were not paid annually in advance and add-on orders.

(2) - Days Sales Outstanding is computed using calculated billings.

Rally Software Development Corp.

Reconciliation of Non-GAAP Financial Guidance

The financial guidance provided below is an estimate based on information available as of June 5, 2014. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included in the company’s public reports filed with the SEC, including the company’s annual report on Form 10-K for the fiscal year ended January 31, 2014 filed on April 11, 2014 and the company’s Form 10-Q for the quarter ended April 30, 2014 to be filed with the SEC. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

	Three Months Ended July 31, 2014	Fiscal Year Ended January 31, 2015

Non-GAAP basic and diluted net loss per share	$(0.42) - $(0.39)	$(1.36) - $(1.31)

Stock-based compensation expense	$(0.05)	$(0.26)

Amortization of acquired intangible assets	$(0.01)	$(0.02)

GAAP basic and diluted net loss per share	$(0.48) - $(0.45)	$(1.64) - $(1.59)